SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 12, 2007

PUBLIC SERVICE COMPANY OF OKLAHOMA
(Exact Name of Registrant as Specified in Its Charter)

1-3146	Delaware	73-0410895
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 12, 2007, the Board of Directors of Public Service Company of Oklahoma, (the “Company”) amended Sections 1 and 3 of Article 1 of the Company’s Bylaws, as amended (the “Bylaws”), to provide for the issuance of uncertificated shares.  Eligibility for participation in a direct registration system operated by a securities depository requires that a company’s corporate documents permit its stock to be issued in uncertificated form.  Accordingly, the Board approved an amendment to the Bylaws to permit the Company’s stock to be issued in certificated or uncertificated form and to allow the transfer of shares without presentation of a stock certificate.

A direct registration program permits investors’ ownership to be recorded and maintained on the books of the Company or the transfer agent without the issuance of a physical stock certificate and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.

The foregoing description is qualified in its entirety by reference to the amendment to the Bylaws approved by the Board, a copy of which is attached and incorporated herein as Exhibit 3.1 to this Form 8-K.

Item 9.01.                                Financial Statements and Exhibits

(d)           Exhibits

3.1	Amendment to Sections 1 and 3 of Article 1 of the Company’s Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUBLIC SERVICE COMPANY OF OKLAHOMA

By: /s/ Thomas G. Berkemeyer
Name: Thomas G. Berkemeyer
Title: Assistant Secretary

December 13, 2007